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Oracle Systems Corporation
April 27, 1994
Page 1


Exhibit 5.02





                                 April 27, 1994




Oracle Systems Corporation
500 Oracle Parkway
Redwood City, California 94065

Ladies and Gentlemen:

                 You have requested our opinion with respect to certain matters of Delaware law in connection with your issuance of certain rights (the "Rights") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Company's 1993 Directors' Stock Option Plan (the "Plan") to be filed by Oracle Systems Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about April 27, 1994, to register 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Stock"), and the Rights associated therewith, under the Securities Act of 1933, as amended. The Rights are described in a certain Rights Agreement (and exhibits thereto) between the Company and Harris


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Oracle Systems Corporation
April 27, 1994
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Trust Company of California (the "Rights Agent"), dated December 3, 1990, as amended (the "Rights Agreement").

                 In connection with your request for our opinion, the Company's counsel has provided to us, and we have reviewed, copies of: (i) the Company's certificate of incorporation and by-laws, as each has been amended to date;
(ii) the Rights Agreement; (iii) resolutions adopted by the board of directors of the Company (the "Board of Directors") on December 3, 1990, approving, inter alia, the Rights Agreement; (iv) the materials prepared by the Company's counsel that were distributed to the Board of Directors prior to its meeting on November 14, 1990; (v) the Rights Agent Agreement dated as of August 1, 1991 between the Company and the Rights Agent (the "Rights Agent Agreement"); (vi) Amendment Number One to Rights Agreement dated as of January 24, 1994 between the Company and the Rights Agent ("Amendment Number One"); (vii) resolutions adopted by the Board of Directors on January 10, 1994 approving Amendment Number One; (viii) the Registration Statement; and (ix) the Plan under which the Stock and the Rights registered under the Registration Statement will be issued. We have not examined any other corporate documents or records of the Company, and we have assumed that nothing contained therein is inconsistent with the opinion expressed herein. Our opinion is limited in all respects to matters of Delaware law.


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Oracle Systems Corporation
April 27, 1994
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                 For purposes of this opinion, we have assumed that:  (1) the
Stock reserved for issuance under the Plan, when sold pursuant to and as described in the Registration Statement and the Plan, will be legally and validly issued, fully-paid and nonassessable; (2) the Board of Directors determined at the time of its approval of the Rights Agreement and Amendment Number One, in the good faith exercise of its business judgment and based upon a thorough and careful examination of the relevant facts, that the transactions provided for in the Rights Agreement were in the best interests of the Company and were reasonable in relation to the threat to corporate policy and effectiveness posed by the then current takeover environment; and (3) the Rights Agreement was duly and with proper authorization executed and delivered by the Company and by the Rights Agent.

                 Based upon and subject to the foregoing, it is our opinion that:

                 1. The agreements of the Company provided for in the Rights Agreement are legal, valid, binding and enforceable obligations of the Company to the holders of the Rights, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, receivership or other laws relating to or affecting creditors' rights and remedies and by general equitable principles.


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Oracle Systems Corporation
April 27, 1994
Page 4


                 2. The Board of Directors has acted in accordance with its fiduciary duties to the Company and its stockholders in adopting the Rights Agreement and distributing the Rights pursuant thereto.

                 We consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm in the Registration Statement and any amendment thereto.

                                          Very truly yours,
                                          /s/ Morris, Nichols, Arsht & Tunnell


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